Exhibit 4.1

NUMBER	UNITS

U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	ANDINA ACQUISITION CORP. II

CUSIP G0441P 11 2

UNITS CONSISTING OF ONE ORDINARY SHARE AND

ONE RIGHT TO RECEIVE ONE-SEVENTH OF ONE ORDINARY SHARE

AND ONE WARRANT TO PURCHASE ONE HALF OF ONE ORDINARY SHARE

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.0001 per share, of Andina Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), one (1) right (“Right”) to receive one-seventh of one ordinary share upon the Company’s completion of an initial business combination as defined in and within the time period as required by its Memorandum and Articles of Association, as the same may be amended from time to time (a “Business Combination”) and one (1) warrant ("Warrant") to purchase one-half of one ordinary share. The securities comprising the Units represented by this certificate are not transferable separately prior to the ninetieth (90th) day after the date of the prospectus relating to the Company’s initial public offering, unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable. The terms of the Rights and Warrants are governed by a Rights Agreement and Warrant Agreement, each, dated as of _______, 2015, between the Company and Continental Stock Transfer & Trust Company, as Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and Warrant Agreement are on file at the office of the Right Agent or Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By

Chairman	Secretary

Andina Acquisition Corp. II

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s liquidation upon failure to consummate a business combination within the required time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association as the same may be amended from time to time, or if the holder seeks to convert his shares upon consummation of A business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.